                                                              Exhibit 23.1



                           Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-68923) and the related Prospectus of PLC Systems Inc. for the registration of $12,000,000 of its common stock and to the incorporation by reference therein of our report dated February 20, 1998, with respect to the consolidated financial statements of PLC Systems Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, and our report dated March 26, 1998 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young LLP
                                                     ---------------------------
                                                      Ernst & Young LLP



Boston, Massachusetts
January 26, 1999